Exhibit 3.2

Filed
Secretary of State
Division of Corporations

2006 Jan 12 PM 12:10

Articles of Amendment to

Articles of Incorporation of

INFORMATION SYSTEMS ASSOCIATES, INC.
(Name of corporation as currently filed with the Florida Dept. of State)

P94000041346
(Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):
N/A
(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.")
(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

THE CORPORATION HEREBY AMENDS "ARTICLE III" TO INCREASE ITS AUTHORIZED CAPITAL STOCK AS FOLLOWS:
A) 50,000,000 SHARES OF COMMON STOCK, $.001 PAR VALUE
B) 2,000,000 SHARES OF PREFERRED STOCK, $.001 PAR VALUE

THE CORPORATION HEREBY DELETES "ARTICLE II" IN ITS ENTIRETY AND REPLACES IT WITH THE FOLLOWING: THE CORPORATION SHALL BE AUTHORIZED TO CONDUCT ANY AND ALL LAWFUL BUSINESS.

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

N/A

(continued)

The date of each amendment(s) adoption: DECEMBER 31, 2005

Effective date if applicable:

                                            (no more than 90 days after amendment file date)

Adoption of Amendment(s) (CHECK ONE)

☑ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

"The number of votes cast for the amendment(s) was/were sufficient for approval by_________________________ ."
                                                                                                                                                                     (voting group)

The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature /s/ JOSEPH COSCHERA

(By a director, president or  other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

JOSEPH COSCHERA
(Typed or printed name of person signing)

PRESIDENT
(Title of person signing)

FILING FEE: $35